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                        MANUFACTURING SERVICES AGREEMENT

     THIS MANUFACTURING SERVICES (the "Agreement") is entered into as of the 2nd day of February, 1998, by and between LG SEMICON AMERICA, INC., with offices at 3003 North First Street, San Jose, California 95134, ("LGSA"), and TANISYS TECHNOLOGY, INC., with offices at 12201 Technology Blvd., Suite 130, Austin, Texas 78727-6101, ("Tanisys").

                                    RECITALS

     LGSA and its affiliates are suppliers of semiconductor memory products worldwide to, among other customers, Compaq Computer Corporation ("Compaq"). Recently, Compaq and other customers have instituted new purchasing procedures referred to as Configure to Order (CTO) and Build to Order (BTO) programs which require LGSA and its affiliates to provide memory modules to various customer locations throughout the world within forty-eight hours of an order for such products. Tanisys has been qualified by Compaq to manufacture memory modules for Compaq using LGSA component products.

     Tanisys is establishing a manufacturing center in Scotland in the United Kingdom to provide further manufacturing of memory modules. LGSA and its affiliates wish to engage Tanisys through its new Scotland facilities and its other facilities to provide manufacturing services for LGSA and its affiliates for distribution to Compaq, as well as such other customers of LGSA and its affiliates as may be requested from time to time, and Tanisys wishes to be engaged by LGSA and its affiliates to provide such manufacturing services, all in accordance with the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of these premises, and the mutual promises, covenants, agreements, and terms and conditions set forth in the Agreement, the parties hereto agree as follows:

1.   PURPOSE OF THIS AGREEMENT; MANUFACTURING

     1.1 The purpose of this Agreement is to set forth those terms and conditions which shall be applicable to the manufacture by Tanisys in any of its manufacturing facilities throughout the world of certain Memory Modules, as defined herein, for LGSA and its affiliates, and to such other services to be provided by Tanisys pursuant to this Agreement. Any terms and conditions of any purchase order, acknowledgment, or other similar document of either party related to such manufacture and/or other services which are not consistent with the terms and conditions of this Agreement shall be void and of no effect. Hereinafter all references to LGSA may also refer to those LGSA affiliates listed on Exhibit F hereto, and each such affiliate shall have all of the rights of LGSA hereunder. LGSA may add other affiliates to this Agreement

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from time to time with prior notice to Tanisys.

     1.2 Tanisys shall perform manufacturing and other services and manufacture Memory Modules pursuant to this Agreement, and maintain on a rolling basis a sufficient inventory of finished Memory Modules equivalent to one (1) months forecasted quantity to fill any purchase orders issued to Tanisys by LGSA and/or its customers. Such Memory Modules shall conform to the specifications therefor set forth in Exhibit B of this Agreement, and completed Memory Modules will be shipped by Tanisys to the locations designated by LGSA from time to time.

     1.3 This Agreement creates no obligation, express or implied, for LGSA to order or purchase any specific manufacturing services or quantity of manufacturing services from Tanisys, nor does it limit in any way LGSA's right to perform the manufacturing services itself or to have others to perform the same or similar manufacturing services for any reason. Notwithstanding this Section 1.3, it is anticipated that LGSA will require manufacturing services for at least fifty thousand (50,000) Memory Modules per month.

     1.4 Tanisys shall at all times be and be deemed to be an independent contractor with LGSA, and Tanisys shall have no right or authority to act for, represent or to bind LGSA in any way, or to sign or take any action in the name or on behalf of LGSA. Tanisys shall not be deemed an employee or agent of LGSA for any purpose whatsoever. LGSA shall not be responsible for the acts or omissions of Tanisys. Tanisys has no authority to create any contract or obligation, express or implied, on behalf of, in the name of, or binding upon LGSA, or to pledge LGSA's credit or to extend credit in LGSA's name, and Tanisys shall not hold itself out to any party as having such right or any other right with respect to LGSA or LGSA's business except as expressly authorized by this Agreement. Tanisys agrees that in the context of the service it is rendering to LGSA that it will not claim or represent that it is operating or doing business as an LGSA sales office. Tanisys is and shall be the sole employer and/or principal of any and all persons performing services under this Agreement. Under no circumstances shall Tanisys or its employees or agents be entitled to participate in the profit sharing, pension, or other plans established for the benefit of LGSA's employees.

     1.5 As this Agreement is intended for purposes of meeting the requirements of LGSA's customers, Tanisys shall use its best efforts to provide services hereunder consistent with each of LGSA's customer's CTO and BTO programs, and any other or further requirements as any of LGSA's customers may require, now or in the future.

     1.6 In consideration for the execution of this Agreement by LGSA, and for no other or further consideration, Tanisys hereby grants to LGSA and to each of LGSA's affiliates on a non-exclusive basis the right to use and modify any and all of the Memory Module specifications (the "Gerber Files"). Such grant is made without reservation and without limitations as to the uses of the Gerber Files, and any modifications, improvements, or alterations thereto made by or for LGSA shall be sole and exclusive property of LGSA, unless Tanisys shall have made such

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modifications, improvements, or alterations, in which case Tanisys shall have exclusive ownership of the same and LGSA shall have the unrestricted right to use and modify such modifications, improvements, or alterations.

2.   TERM AND TERMINATION

          2.1 This Agreement shall be effective from the date first above written, and it shall continue in full force and effect for an initial term of three (3) years. It shall be automatically renewed for successive periods of one (1) year each unless either party provides the other with written notice of its intent not to renew at least ninety (90) days prior to the initial or applicable successive expiration dates.

          2.2 Either party may terminate this Agreement at any time for any reason or for no reason by providing written notice of termination to the other party at least ninety (90) days prior to the effective date of termination.

          2.3 Either party may immediately terminate this Agreement at any time for cause in the event of any incurable material breach of this Agreement by the other party or in the event the other party files or has filed against it any bankruptcy, insolvency, or receivership proceeding. If a material breach of this Agreement can be cured, then the non-breaching party shall provide the breaching party with written notice of the material breach specifying the conditions constituting the breach and the corrective action which must be undertaken to cure such breach. If the material breach is not cured within thirty (30) days of the written notice thereof, then this Agreement shall terminate as set forth in the written notice of material breach.

          2.4  The provisions of Sections 1.6, 2, 3, 10, 11, 12, 13, 14, 16,
17 and 18 shall survive any termination of this Agreement.

          2.5 After notice of termination is tendered, the parties shall cooperate with each other and prepare for an orderly termination of this Agreement, and for the return of any Consigned Components, as defined herein, other property, records, specifications, and Confidential Information, as defined herein, provided by one party to the other pursuant to this Agreement.

          2.6 Upon termination of this Agreement for any reason other than cause, LGSA shall purchase from Tanisys all of Tanisys' actual work-in-process for LGSA, and/or all raw materials or piece parts required for such work, but only for the quantities of Memory Modules, as defined herein, forecasted by LGSA for the ninety (90) day forecast period referenced in Section 8.1, and only if the purchase of such raw materials or piece parts could not be canceled by Tanisys. At LGSA's sole option, LGSA may purchase any work-in-process, raw materials and/or piece parts in excess of forecasted quantities, to the extent that Tanisys has such items. At LGSA's further option, LGSA may require Tanisys to cancel or return any raw materials and/or piece parts, provided, however, that LGSA shall pay for any cancellation charges. Notwithstanding anything in this Agreement to the contrary, if termination of this Agreement by LGSA is for cause, then LGSA may, but shall not be obligated to, purchase any such work-in-process, raw materials, or


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piece parts, and Tanisys shall sell to LGSA such items as LGSA may request.

     3.   CONSIGNMENT OF COMPONENTS TO TANISYS

          3.1 As used in this Agreement, the term "Consigned Components" shall mean those products listed on Exhibit A to this Agreement which will be supplied by LGSA to Tanisys for the performance of the manufacturing services pursuant to this Agreement. Title to the Consigned Components shall at all times remain in LGSA, but risk of loss and damage to any item of the Consigned Components shall pass to Tanisys during all such times as the items are in the possession of Tanisys, or any employee, subcontractor, or agent of Tanisys.

          3.2 LGSA shall provide to Tanisys on a consignment basis such quantities of Consigned Components as shall be sufficient for Tanisys to manufacture the quantity of Memory Modules forecasted by LGSA pursuant to
Section 8 of this Agreement. Tanisys agrees to develop, implement, and utilize procedures to fully account for any Consigned Component as it is transferred from LGSA to Tanisys, and to comply with all of LGSA's reasonable written instructions regarding inventory accounting procedures.

          3.3 Tanisys shall immediately inspect any transferred Consigned Components and promptly notify LGSA in writing no later than three (3) business days after receipt of such Consigned Components of any inventory issues related to or defects in the packaging of Consigned Components. With such notice, and when appropriate, Tanisys shall request a Return Merchandise Authorization ("RMA") for the return of such defective Consigned Component.

          3.4 LGSA and Tanisys shall conduct monthly reviews of the inventory of Consigned Components held by Tanisys to determine if any of such inventory is obsolete or whether there is an excess of such inventory beyond current or next quarter's forecasted requirements. Upon notice, LGSA shall have the right to enter Tanisys' premises at any time during regular business hours to inspect and remove any Consigned Components.

          3.5 Tanisys shall store the Consigned Components in a safe and secure location and use reasonable security measures to prevent any theft or damage of such Consigned Components. Tanisys shall keep the Consigned Components separate from any other components or materials received from any other source. Tanisys acknowledges and agrees that Consigned Components may be received from LGSA or any of its affiliates, and Tanisys shall treat all such Consigned Components in the manner set forth herein.

     4.    SPECIFICATIONS

          4.1 Tanisys shall use the Consigned Components to manufacture the Memory Modules according to the specifications set forth in Exhibit B attached hereto, which exhibit is by this

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reference incorporated into and made a part of this Agreement. All such
Memory Modules and the manufacturing and other services provided by Tanisys pursuant to this Agreement shall fully conform to the technical specifications and requirements of LGSA's customers, as well as LGSA's visual/mechanical, marking, electrical and packaging specifications, all as may be reasonably requested by LGSA from time to time. During the term hereof, Tanisys shall be and remain qualified as a components or module manufacturer for each of LGSA's customers for which manufacturing services hereunder are requested, and if Tanisys shall ever cease to be so qualified for any one or all of LGSA's customers, then LGSA may immediately terminate this Agreement, for cause pursuant to Section 2.3 hereof.

     4.2 LGSA may change any specifications by providing written notice to Tanisys. If any such change is incompatible with Tanisys' existing equipment or would adversely affect Tanisys existing productivity rates, Tanisys shall promptly notify LGSA, and the parties shall in good faith negotiate a reasonable, mutually acceptable solution. LGSA may request technical changes of the Memory Modules to be manufactured and Tanisys must comply with such change request. Tanisys will inform LGSA within ten (10) working-days after receiving such requests of the result of its evaluation of the change in writing. The parties shall mutually agree upon prices and implementation schedules for such changes.

     4.3 If Tanisys is required to apply LGSA's or its customers' name, trademark, logo, or similar information ("Marks") on any units or packaging of the Memory Modules manufactured under this Agreement, Tanisys agrees that it will not acquire or claim any right, title, or interest thereto nor will it use any of the Marks in any other manner except as has been specifically authorized in writing by LGSA or its customer, as the case may be. All Marks shall be the property of LGSA or its customer, as the case may be.

5.    PROCESS CHANGES

     5.1 Should any changes regarding processes or materials become necessary in order to maintain qualification with Compaq or with any of LGSA's other customers, or to improve quality or yield, but without affecting qualification, either party may initiate such changes of processes or materials by sending a notice of such changes to the other party. Tanisys hereby covenants and agrees that it shall do everything possible and make its best efforts to maintain the qualification of the Memory Module design and specifications with Compaq, or with any other of LGSA's customers, and it shall do nothing that may cause the disqualification of Tanisys or its Memory Module design and specifications by any of LGSA's customers. The party initiating such change will document and transmit the proposed changes to the other party, who shall acknowledge receipt of such notice. Notice of any changes shall be provided at least ninety (90) days before the implementation of any such process change. The parties shall mutually discuss in good faith any proposed changes and any associated pricing impact, and MUTUALLY AGREE TO ANY change before it may be implemented.

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     5.2  After any changes in any processes or materials under Section 5.1 of this Agreement, Tanisys shall use its best efforts to obtain or to maintain its qualification with Compaq or any other affected customer of LGSA. As stated elsewhere in this Agreement, failure to obtain or maintain such qualification shall be sufficient grounds to immediately terminate this Agreement for cause pursuant to Section 2.3 of this Agreement.

6.    YIELD AND SCRAP

     6.1 Tanisys' yield for manufacture of Tanisys shall dispose of any scrap (non LGSA component related) generated while performing the manufacturing service in accordance with applicable law. Tanisys will indemnify and hold LGSA harmless from any and all claims, liability or damage of any kind or nature arising from Tanisys' disposal of any scrap hereunder.

     6.2 Tanisys shall account for every Consigned Component on the monthly inventory reports and indicate the number of such Consigned Component that becomes scrap during the manufacturing process. Tanisys shall use its best efforts to meet a goal of scrap equal to 0.00% of the total monthly Consigned Component usage. If scrap is equal to or greater than 0.02% of the total monthly Consigned Component usage, but less than 0.05%, Tanisys shall conduct a failure analysis and develop a corrective action plan, but Tanisys shall not be required to send any such scrap to LGSA. If scrap is equal to or greater than 0.05% of the total monthly Consigned Component usage, Tanisys shall obtain RMA numbers for all such scrap and ship the scrap to LGSA. Thereafter, LGSA, with Tanisys' cooperation and assistance, will conduct a failure analysis of such returned scrap. If the defects or problems resulting in the scrap arose from a defect in the Consigned Components, then Tanisys shall have no liability for such defective Consigned Component. However, if any such scrap did not result from a defect in the Consigned Component, then Tanisys shall be liable for the nondefective Consigned Component at the then current price for such Consigned Components, as well as any and all shipping charges related to the nondefective Consigned Component returned to LGSA hereunder.

     6.3 Tanisys shall provide a report of all scrap returns per Section 6.2, which shall be reviewed monthly by the parties.

7.    PACKAGING

     7.1 All packaging of the Memory Modules manufactured by Tanisys shall be of antistatic materials, and shall conform to LGSA's and/or its customer's specifications as described in Exhibit B to this Agreement, or as may be reasonably requested from time to time by LGSA. Unless more stringent standards are required in Exhibit B or requested from time to time by LGSA, such packaging shall at least be resistant to any damage which may result from the normal handling of similar products by common carriers. LGSA must be notified of changes in existing packaging, even if still within LGSA's specifications.

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     7.2  Except and only to the extent otherwise specified in writing by
LGSA, Tanisys shall make no reference or identification in its packaging of any goods, boxes, or containers, which would indicate that Tanisys is the manufacturer of the goods.

8.    SCHEDULING AND DELIVERY

     8.1 LGSA shall supply Tanisys on a monthly basis with rolling forecasts of its anticipated requirements for Memory Modules for the subsequent ninety
(90) day period. Such forecasts are for Tanisys' convenience only and they shall not be binding on LGSA. LGSA shall have no obligation for any products manufactured by Tanisys, whether or not forecasted, unless the manufacture of such products was expressly requested by LGSA through a purchase order, or other means permitted hereunder, properly delivered or transmitted to Tanisys pursuant to this Agreement. Such forecasts shall show the anticipated requirements of Memory Modules by customer and location.

     8.2 LGSA shall also provide Tanisys with blanket purchase orders covering at least a ninety (90) day period, however, no portion of such blanket purchase order shall be binding on LGSA unless and until LGSA has issued a written request for the manufacture and/or release of all or any portion of the Memory Modules listed on such blanket purchase order. LGSA's written request for the manufacture and/or release of Memory Modules shall, when appropriate or necessary, provide Tanisys with purchase order numbers and instructions to cover all deliveries of products manufactured by Tanisys pursuant to LGSA's express request, including detailed delivery information such as delivery addresses of LGSA's customers or their other delivery sites. Tanisys shall promptly and timely manufacture the products so requested by LGSA and timely deliver such products to the places and pursuant to the delivery terms requested in LGSA's purchase order or through any other means as permitted herein. LGSA may, by written notification, make changes to shipping instructions, quantities, or delivery schedules specified in any blanket purchase order, estimate or forecast.

     8.3 Tanisys acknowledges and agrees that its stated manufacturing philosophy is to utilize just sixty percent (60%) of manufacturing line capacity, withholding the remaining forty percent (40%) of capacity to address upside requests. Tanisys hereby grants to LGSA a right of first refusal to at least fifty percent (50%) of the upside capacity (or twenty percent (20%) of total capacity) for the initial production line installed in Tanisys' Scotland facility. This upside capacity is intended to respond to LGSA's requirements for Memory Modules to meet its customers' upside requirements, not forecasted production, within forty-eight (48) hours of receiving a purchase order for such upside requirements. Tanisys will make every commercially reasonable effort to achieve LGSA's goal of fulfilling upside orders for Memory Modules within forty-eight (48) hours after receipt of a purchase order.

     8.4 In addition to the manufacturing services described herein, Tanisys shall also provide warehousing, inventory control, assembly and test services for finished Memory Modules, and ship completed Memory Modules to LGSA or any designated customer or location on a same day basis, and in no event later than twenty-four (24) hours of Tanisys' receipt of a

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purchase order therefor from LGSA or any of its designated customers. Tanisys acknowledges and agrees that its timely performance is essential to LGSA's meeting its obligations to its customers, and Tanisys shall use its best efforts to timely perform all of Tanisys' obligations hereunder, including but not limited to the manufacture and delivery of the Memory Modules under this Agreement.

     8.5 Tanisys shall include with every shipment of the Memory Modules a packing slip stating the quantity of each type of Memory Modules being shipped and the shipment date, and describing the Memory Modules by Tanisys', LGSA's, and/or LGSA's customer's Memory Module part numbers, as may be required.

     8.6 Tanisys shall deliver the finished Memory Modules F.O.B. Tanisys' facilities wherever such facilities may be located. Shipments of such Memory Modules shall be delivered to such address(es) as may be designated by LGSA.

     8.7 LGSA may request manufacturing services via electronic means. The parties hereto agree to discuss in good faith appropriate procedures for such electronic communication consistent with the requirements of LGSA's customers and in order to maximize the efficiency and speed of the order and delivery process for finished Memory Modules. Tanisys agrees to adopt any EDI or similar program which may be requested by LGSA or any of its customers.

9.    PRICE AND PAYMENT

     9.1 Prices for the manufacturing services will be fixed for a calendar quarter and shall initially be as specified in Exhibit D (Tanisys Technology:
Quotation for Contract Manufacturing Services). All prices shall be exclusive of freight, insurance, and the costs of any Consigned Components or other components supplied by LGSA, unless the same is purchased by Tanisys and titled thereto passes to Tanisys. Such prices shall also not include taxes of any kind, and Tanisys shall be responsible for all taxes unless LGSA fails to obtain the proper resale permits. Risk of loss for any and all Consigned Components and completed or partially completed Memory Modules shall be and remain with Tanisys unless and until delivered by Tanisys to a freight carrier designated by LGSA at Tanisys' facilities.

     9.2 Price negotiations shall be conducted during the second month of any ninety (90) forecast period, unless both parties mutually agree not to change the price from the last agreed price, for manufacturing services to be provided in the following ninety (90) day forecast period.

     9.3 If the parties fail to agree in writing on actual prices for any Memory Module within thirty (30) days after commencing pricing negotiations, then the prices for the Memory Modules shall be the last agreed price. Tanisys hereby agrees to make every effort on an ongoing basis to reduce the costs of manufacturing the Memory Modules and the price for the services to be provided hereunder. Any and all efforts at cost and price reduction shall be subject to periodic review by LGSA.

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     9.4  Tanisys shall invoice LGSA for the manufacture of Memory Modules upon completion of the manufacturing and delivery of the finished Memory Modules to Tanisys' finished Memory Module inventory location within its facilities. All invoicing will be in United States dollars. Such invoices shall be sent to the Accounts Payable Departments of LGSA or its affiliates, as the case may be, at the addresses set forth on Exhibit F. Such invoices shall be paid within thirty (30) days after receipt of such invoice. Any payment due under any invoice may be off-set by any amounts due from Tanisys to LGSA or its affiliates, respectively, for returns, refunds or any other payments.

     9.5 Notwithstanding the above, if an opportunity shall arise for an order of Memory Modules significantly in excess of the quantities forecasted, Tanisys agrees to negotiate the pricing for the manufacturing services for such order in good faith with a view toward providing LGSA with a pricing advantage to assist LGSA in winning such order.

10.  WARRANTIES

     10.1 Tanisys warrants that, for a period of three (3) years following acceptance of any unit of the Memory Modules by LGSA or any of its customers, each such unit shall conform to the specifications set forth in Exhibit B and shall be free from any defects in materials or workmanship, unless such defects are caused by a Consigned Component.

     10.2 Tanisys farther represents and warrants that all services to be provided under this Agreement, and the performance of all of Tanisys' obligations hereunder, shall be performed in a careful and efficient manner by fully qualified workers in a workmanlike manner, and all such services shall fully conform to the Class II Standards of the Institute for Interconnecting and Packaging of Electronic Circuits (IPC Class II).

     10.3 For any breach of the warranties set forth in this Section 10, Tanisys shall either re-manufacture the unit if returned, replace the unit, pay LGSA for the cost of the unit, or accept an off-set against Tanisys' invoices, as determined by LGSA in its sole discretion. All costs associated with returns, replacements, rework, and corrections shall be at Tanisys' sole expense, including all labor, materials, installation, repair, service, transportation, and other charges. Tanisys expressly assumes all the risk of loss or damage to units returned while the same are in transit or in Tanisys' possession.

     10.4 The above warranties shall not apply to Memory Modules which are altered or repaired, or which have been subjected to misuse, negligence, or over-stress due to circuit or system design. The above warranties shall also not apply to defective Memory Modules if the defect is solely attributable to a defect in the Consigned Component incorporated into the Memory Module.

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     10.5 All warranties shall survive the acceptance of and the payment for the Memory Module by LGSA.

11.  INSURANCE

     11.1 Tanisys shall have and shall maintain, in fall force and effect, and at its sole expense, the following forms of insurance:

     (A) All risks insurance to cover any and all toss and/or damage to the Consigned Components, Memory Modules, and works-in-process, however such loss and/or damage may be caused, including, but not limited to, by fire or theft, in the amount of the full replacement cost thereof with coverage limits equal to the higher of $2,000,000 or the total aggregate value of the entire inventory of Consigned Components in Tanisys' possession based on its full replacement value

     (B) Adequate worker's compensation and occupational disease insurance as may be required by law and within statutory limits; and

     (C) Public liability, products liability and property damage liability insurance, under the comprehensive general liability form, with limits of liability of no less than $2,000,000 including contractual liability coverage for the indemnity obligations specified in the Agreement, and a Products/Completed Operations Endorsement.

     LGSA shall be made a loss payee and co-insured on any and all such or similar insurance policies as may be appropriate.

     11.2 Tanisys shall not accept a purchase order or perform any of the manufacturing services until such time as it may have in force insurance in the forms and of the types specified in the preceding paragraph.

     11.3 LGSA reserves the right to require other reasonable forms of insurance and/or faithful performance guarantee bonds by giving Tanisys written notice of said additional requirements.

     11.4 The procurement and maintenance of insurance specified in this section shall not limit or affect any liability which Tanisys might have by virtue of this Agreement or otherwise.


12.  RECORDS AND AUDITS

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     12.1 Tanisys shall implement and utilize such records, procedures, and systems as may be specified by LGSA in writing from time to time to document, record, and account for Tanisys' performance under this Agreement, compliance with the specifications attached as Exhibit B, the location and use of the Consigned Components, the location and quantity of finished Memory Modules, quality control and reliability processes, shipment and delivery history, invoicing and payment history, cost and price reductions and similar matters. Tanisys shall provide to LGSA reports of such records, procedures, and systems, and any other information or reports reasonably requested by LGSA, through the methods, at the times, and in the formats described in Exhibit G attached hereto, which exhibit may be changed from time to time upon the mutual consent of the parties. Tanisys agrees to permit representatives of LGSA to inspect, audit, and copy such books, records, and documentation in Tanisys' possession or control.

     12.2 Tanisys shall also send to LGSA, via personal computer interface or other acceptable means on a daily basis, updated inventory reports for Consigned Components, finished Memory Modules, and Memory Modules in process, which shall include at least the following:

          (1) the month ending inventory of Consigned Components, by device type:

          (2) the total number of defective Consigned Components shipped by LGSA to Tanisys and the total number of defective Memory Modules during the fiscal month, by device type.

     Tanisys shall account for every unit of Consigned Components and finished Memory Modules on the daily inventory reports.


13.  CONFIDENTIALITY/NON-DISCLOSURE AGREEMENT

     13.1 In the course of doing business under this Agreement, one party may furnish to the other party software, data, designs, drawing, tracings, plans, layouts, specifications, samples, equipment, and other written information which may be confidential and proprietary to the furnishing party, and which is clearly and conspicuously marked as "Confidential" or "Proprietary" (hereinafter called "Confidential Information"). Tanisys hereby acknowledges and agrees that any and all information related to the price of the Consigned Components and of the Memory Modules are trade secrets of LGSA, and all such information shall be included in the definition of Confidential Information, regardless of whether clearly marked as such. Any Confidential Information which is furnished orally shall be confirmed in writing within thirty (30) days of the disclosure. It is agreed that during the term of this Agreement and for a period of two (2) years after termination of this Agreement, the receiving party shall: (1) restrict dissemination of Confidential Information to only those employees who must be directly involved in using the Confidential Information in the performance of the services described hereunder; and (2) use the same degree of care as it uses for its own information of like importance, but at least reasonable care, in safeguarding against the unauthorized disclosure of

Manufacturing Services Agreement
LG Semicon America, Inc./Tanisys Technology, Inc.

Confidential Information.

     13.2 Notwithstanding any provision to the contrary, during the term of this Agreement nothing received by the receiving party shall be construed as Confidential Information which is now available or which becomes available to the public through no breach of this Agreement by the receiving party, is released in writing by the furnishing party, is lawfully obtained from a third party or parties, or is known to the receiving party prior to such disclosure by the furnishing party, or is at any time developed by the receiving party prior to such disclosure, or is at any time developed by the receiving party independently of such disclosure or disclosures by the furnishing party.

     13.3 The parties shall not disclose the terms of this Agreement to others, except by mutual agreement and as required by law and various regulatory agencies or as may be necessary to enforce the terms of this Agreement.

     13.4 Each party agrees not to disclose to the other party the confidential or proprietary information of any third parties.

     13.5 Tanisys shall within thirty (30) days after the termination or expiration of the Agreement, forward to LGSA, or to its designee, all Confidential Information of LGSA which may be in its possession, and Tanisys shall thereafter make no farther use, either directly or indirectly, of such Confidential Information.

     13.6 The only rights or licenses which either party may claim as being granted hereunder are those which are expressly granted hereunder, and no rights or licenses are conveyed to either party or to any third party by implication, waiver, or estoppel.

     13.7 Any breach of the provisions in this Section 13 shall be deemed a material breach of the Agreement.

14.   SECURITY

     14.1 Tanisys agrees to take all necessary precautions to secure the areas in its facility related to the performance of the manufacturing services and storage of Consigned Components. LGSA shall have the right to audit Tanisys' security practices, policies, procedures, and measures as they relate to the performance of the Work, and to specify such changes as may be reasonably required to protect the manufacturing services or the Consigned Components.

     14.2 Tanisys shall immediately report to LGSA any breaches or suspected breaches of its security, but such reporting shall not relieve Tanisys of its responsibilities hereunder.

Manufacturing Services Agreement
LG Semicon America, Inc./Tanisys Technology, Inc.

15.  NOTICES

     15.1 In any case where a notice or other communications is to be given or made pursuant to any provision of this Agreement, such notice or communication will be deemed to be given when made or as follows: if by hand delivery, on the day delivered; if by telex, cable, fax, or telegraph, upon confirmation of receipt, the next business day following the date sent, or if by mail, on the third calendar day following posting by certified or registered mail, return receipt requested.

     15.2 All such notices mailed to LGSA will be sent postage prepaid and addressed as follows:

                           LG SEMICON AMERICA, INC
                           3003 North First Street
                              San Jose, CA 95134
                               Attn: President

with a copy to:
                           LG SEMICON AMERICA, INC.
                      20405 State Highway 249, Suite 350
                             Houston, Texas 77070
                     Attn: Compaq Global Account Manager

     Notices to any of LGSA's affiliates shall be sent postage prepaid to the addresses for each such affiliate set forth in Exhibit F hereto, with a copy to LGSA's Compaq Global Account Manager at the address set forth immediately above.

     15.3 All such notices mailed to Tanisys will be sent postage prepaid and addressed to:

                           TANISYS TECHNOLOGY, INC.
                Unit B, Hamilton International Technology Park
                           Hamilton, Scotland, U.K
                           Attn:__________________

                                      or
                             24 Langlands Avenue
                           East Kilbride, Scotland

with a copy to:
                           TANISYS TECHNOLOGY, INC.
                      12201 Technology Blvd., Suite 130
                           Austin, Texas 78727-6101
                          Attn: Mr. Chris Efstathiou

Manufacturing Services Agreement
LG Semicon America, Inc./Tanisys Technology, Inc.

16.   OTHER OBLIGATIONS OF TANISYS

     16.1 Tanisys shall permit LGSA to communicate directly with its manufacturing facilities wherever located for all matters and services described herein. Tanisys shall at all times maintain contact persons at such manufacturing facilities as well as its main facilities in Austin, Texas, for purposes of coordinating manufacturing, deliveries, and all other matters related to this Agreement.

     16.2 In the performance of this Agreement, Tanisys shall comply with all applicable federal, state, and local laws and ordinances, and rules, regulations, and orders of any duly constituted authority including, but not limited to, those relating to social security and income taxes, workers' compensation insurance, unemployment compensation insurance, environmental regulation, transportation, and occupational safety and health.

     16.3 The parties shall not export, directly or indirectly, any technical data acquired from the furnishing party under this Agreement, or any products utilizing any such data, to any country for which the U.S. Government or any agency thereof at the time of export requires an export license or other government approval without first obtaining such license or approval.

17.  MISCELLANEOUS PROVISIONS

     17.1 This Agreement contains the complete and exclusive statement of the agreement and understanding of LGSA and Tanisys relating to the subject matter of this Agreement, and it supersedes all other agreements, understandings, communications, and proposals, oral or written, between the parties. Any amendment of this Agreement must be in writing and signed by authorized representatives of LGSA and Tanisys.

     17.2 If any provision of this Agreement should become fully or partially invalid or unenforceable for any reason whatsoever, or violate any applicable law, this Agreement is to be considered divisible as to such provision and such provision shall be deemed deleted from this Agreement, and the remainder of this Agreement shall be valid and binding as if such provision were not included herein. A new provision shall be substituted for any such deleted provision which shall come as close as what the parties intended, as far as legally possible, according to the sense and purpose of this Agreement.

     17.3 No waiver of any right, or failure to exercise any remedy, with respect to any matter or event which is subject to this Agreement, shall serve or be deemed to be a waiver of such right or remedy with respect to any other matter or event, or to constitute a precedent for purposes of the interpretation of this Agreement.

Manufacturing Services Agreement
LG Semicon America, Inc./Tanisys Technology, Inc.

     17.4 Neither party shall be liable for damages to the other for any delay in performance or failure to perform, in whole or in part, when due to labor dispute, strike, war or act of war (whether an actual declaration is made or not), insurrection, riot, civil commotion, act of public enemy, accident, fire, flood, or other act of God, act of any government authority, judicial action, or similar causes beyond the reasonable control of such party. If such an event of force majeure occurs, the other party shall be immediately notified.

     17.5 Neither this Agreement, LGSA's Purchase Orders, or any of the manufacturing services shall be assigned or subcontracted by Tanisys without the prior written approval of LGSA.

     17.6 This Agreement may be executed by the parties in counterpart, and each fully executed counterpart shall be deemed an original.

     17.7 Headings appearing in this Agreement are used for convenience only and shall not be used in any manner whatsoever for purposes of interpretation of this Agreement.

     17.8 This Agreement shall be interpreted in all respects in accordance with the laws of the State of California, except for that body of law known as conflicts of laws.

18.   DISPUTE RESOLUTION

     18. LGSA and Tanisys shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between executives who have authority to settle the controversy. The executives shall be of sufficiently high level and will not have had direct responsibility for administration of this Agreement.

     18.2 If a dispute should arise between the parties that cannot be resolved in the ordinary course of business, then either party may give the other written notice of such dispute. Within fifteen (15) days after delivery of the notice, the party receiving the notice shall submit to the other a written response. The notice and response shall include a statement of the party's positions regarding the matter in dispute, a summary of arguments in support, and the name and title of the executive who will represent that party and any other person who will accompany that executive. Within thirty
(30) days after delivery of the initial notice, the designated executives shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary to attempt to resolve the dispute. All reasonable requests for information made by one party to the other shall be honored in a timely fashion.

     18.3 MI negotiations conducted pursuant to this Section 18 (and any of the party's submissions in contemplation hereof) shall be kept confidential by the parties and shall be treated by the parties and their respective representatives as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and any similar state rules.

Manufacturing Services Agreement
LG Semicon America, Inc./Tanisys Technology, Inc.

     18.4 If either party believes in good faith that the negotiations between the two executives are not or will not be successful, the party may request that the dispute be mediated before a mediator mutually agreeable to the parties. If the parties fail to resolve the dispute through mediation, then either party request binding arbitration of the dispute

     18.5 In order to initiate binding arbitration, one party (the claimant) may give written notice to the other (respondent) of its intention to arbitrate, which notice shall contain a statement setting forth the nature of the dispute, the amount involved, if any, and the remedy sought, and file with the appropriate office of the American Arbitration Association three copies of the notice and three copies of the arbitration provision of this Agreement.

     18.6 The arbitration shall be conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association, as amended, and as farther modified or revised by the provisions herein, shall govern these proceedings. The arbitration shall be conducted by three arbitrators, one selected by each party and the third selected by those two arbitrators. After the arbitrators are selected, the parties agree to try in good faith to settle the dispute by mediation administered by the American Arbitration Association under its Commercial Mediation Rules.

     18.7 The place of the arbitration proceedings shall in San Jose, California. The decision of the arbitration panel shall be rendered in writing.

     18.8 The parties agree that procedural rules will be those of the State in which the arbitration is to occur, as amended by this Agreement. In addition, in an attempt to keep combined legal expenses to a minimum, the parties agree that discovery will take place informally to the extent possible through document production, interrogatories limited to identification of witnesses and documents and no more than five (5) depositions per side.

19.  SUBSTANTIVE LAW

     19.1 All disputes shall be settled in accordance with the provisions of this Agreement and all other Agreements regarding its performance, in accordance with the substantive law of the State of California (except for its conflict of laws provision) without reference to other law. The United Nations Convention on contracts for the International Sale of Goods of April 1, 1980 shall not apply.

20.  LIMITATION OF LIABILITY

     20.1 NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES THAT RESULT FROM PERFORMANCE UNDER THIS AGREEMENT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. WITHOUT LIMITING THE ABOVE, TANISYS RECOGNIZES THAT LGSA'S ABILITY TO MEET ITS OBLIGATIONS

Manufacturing Services Agreement
LG Semicon America, Inc./Tanisys Technology, Inc.

TO ITS CUSTOMERS DEPENDS UPON THE TIMELY PERFORMANCE BY TANISYS OF ITS MATERIAL OBLIGATIONS. SIMILARLY, LGSA RECOGNIZES THAT TANISYS DEPENDS ON THIRD PARTIES TO PERFORM ITS OBLIGATIONS HEREUNDER. NOTWITHSTANDING THE ABOVE, TANISYS AGREES TO INDEMNIFY LGSA FOR AND HOLD IT HARMLESS FROM ANY AND ALL LIABILITIES, CLAIMS AND/OR DAMAGES ARISING FROM TANISYS'S INABILITY TO
TIMELY PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT.   THIS LIMITED
INDEMNIFICATION SHALL IN NO EVENT COVER INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES.

     IN WITNESS THEREOF, the parties hereto have caused this Manufacturing Services Agreement to be executed by their duly authorized representatives as of the date first written above.

TANISYS TECHNOLOGY, INC              LG SEMICON AMERICA, INC.



 /s/ Chris Efstathiou                /s/ Jae Hoon Bae
--------------------------------     ------------------------------
Charles T Comiso, President          Jae Hoon Bae, President
Chief Executive Officer
Chris Efstathiou
Vice President & General Manager

Manufacturing Services Agreement
LG Semicon America, Inc./Tanisys Technology, Inc.

                                    EXHIBIT A

                            CONSIGNED COMPONENTS LIST

     Manufacturing services shall be provided by Tanisys for the following Consigned Components:

     LGSA Part No.                           Description
--------------------------------------------------------
1.   GM 7IV 164O3 CJ- 6                 4M x 4,3.3V, EDO
2.   GM 72V 161621 CT - 10K                  1M x 16, 66 Mhz, DSRAM
3.   GM 72V 16821 BT - 10K                   2M x 8, 66 Mhz, SDRAM

Manufacturing Services Agreement
LG Semicon America, Inc./Tanisys Technology, Inc.

                                   EXHIBIT B

           MEMORY MODULE SPECIFICATIONS AND PACKAGING SPECIFICATIONS

Manufacturing Services Agreement
LG Semicon America, Inc./Tanisys Technology, Inc.

                                   EXHIBIT B

          MEMORY MODULE SPECIFICATIONS AND PACKAGING SPECIFICATIONS

Description                   LG Semicon               Compaq Specification
----------------------------------------------------------------------------
4Mx72 EDO Unbuff              GMMT7734243C5G6          247288-002

4Mx72 EDO Buff                GMMT7734240CSG6          228468-001

8Mx72 EDO Unbuff              GMMT7738243CSG6          247289-002

8Mx72 EDO Buff                GMMT7738240CSG6          228469-001

IMx64 SDRAM DJMM              GMMT2641233CTG-1OK       278029-002
                                                       286546-001

2Mx64 SDRAM DIMM              GMMT2642233CTG-1OK       278030-002
                                                       286547-001

4Mx64 SDRAM DJMM              GMMT2644233CTG-1OK       278031-002
                                                       286548-001

8Mx72 SDRAM REG               GMMT2739210CTG-7J        333143-001

Manufacturing Services Agreement
LG Semicon America, Inc./Tanisys Technology, Inc.

                                   EXHIBIT C


                             [Intentionally Left Blank]

Manufacturing Services Agreement
LG Semicon America, Inc./Tanisys Technology, Inc.

                                   EXHIBIT D

      TANISYS TECHNOLOGY: QUOTATION FOR CONTRACT MANUFACTURING SERVICES

Manufacturing Services Agreement
LG Semicon America, Inc./Tanisys Technology, Inc.

                                  EXHIBIT E


                          [Intentionally Left Blank]

Manufacturing Services Agreement
LG Semicon America, Inc./Tanisys Technology, Inc.

                                  EXHIBIT F

                              LGSA'S AFFILIATES



                            LG Semicon Wales Ltd.
                 4th Floor, C.P. House, 97-107 Uxbridge Road
                         Ealing, London W5 5TL, U.K.
                            Attn:     C. S. Chung
                                 ---------------------



                             LG Semicon Co., Ltd.
                                Taiwan Office
              Rm. 1212, 12F., International Trade Bldg., No.333
                     Sec. 1, Keelung Road, Taipei, 10548
                           Attn:
                                 ---------------------

Manufacturing Services Agreement
LG Semicon America, Inc./Tanisys Technology, Inc.

                                  EXHIBIT G

                  PROCEDURES AND FORMATS FOR REPORTS TO LGSA

Manufacturing Services Agreement
LG Semicon America, Inc./Tanisys Technology, Inc.